Exhibit 99.1

Form 4 Joint Filer Information

Name:	nCryptone S.A.

Address:	150, rue Galliéni
92641 Boulogne Cedex, France

Designated Filer:	Prosodie S.A.

Issuer & Ticker or
Trading Symbol	Innovative Card Technologies, Inc. (INVC.OB)

Date of Earliest
Transaction Required
to be Reported	May 23, 2007

Signature	/s/ André Saint-Mleux
André Saint-Mleux,
Chairman and Chief Executive Officer